FOR IMMEDIATE RELEASE

Legend Media, Inc. Appoints William Lee as Chief Operating Officer

BEIJING, June, 2, 2008, (PRIME NEWSWIRE) — Legend Media, Inc. (OTC BB:LEGE), a rapidly growing advertising business focused on the Chinese radio market, today announced the appointment of William Lee to the position of Chief Operating Officer. Based in Shanghai and Beijing, Lee will oversee daily operations designed to ensure Legend Media's success across numerous radio advertising platforms.

"William Lee's strong background and proven leadership will be helpful to building Legend Media's operational infrastructure. We are very pleased to welcome him to the team and expect him to be a great asset to the company," said Jeffrey Dash, CEO of Legend Media.

"I have worked and consulted for many businesses in China over the years.  Every so often you come across a great business plan that is backed by a great team and Legend Media is one of those." said Dr. Lee, "I am very excited to be given the opportunity to work with Legend Media and be part of a company that has the potential to change the media landscape in China."

Formerly a Managing Director at Transworld Capital Group, Lee was instrumental in creating significant value for a vast array of companies through strategic partnerships between Chinese and North American businesses. Lee also headed TNT China's corporate strategy department, where he was responsible for China business development, M&A, and strategic alliances. During his tenure with TNT, Lee headed up the company's successful acquisition of Hoau, the largest privately-owned road transportation company in China.

Prior to his work with TNT, Lee worked as a consultant in China for McKinsey & Company.

Lee's notable M&A career achievements began at Asimco as Assistant President, where he oversaw business acquisition, joint venture establishment, and post-acquisition integration in the sectors of automotive components and beer brewery. It was during this time that he negotiated the successful sale of Five-Star Beer to Tsingtao Beer, which was the largest M&A transaction in the industry at that time.

Lee received his postgraduate education in the U.S., where he earned a Ph.D. from MIT and completed post-graduate study at Harvard. He has also been published in prestigious academic journals throughout the United States and written a book on Chinese Politics.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited ("Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:

Legend Media, Inc.
Jeffrey Dash
(310) 933-6050
j.dash@legend-media.com

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